Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-132807

PROSPECTUS SUPPLEMENT AND CONSENT SOLICITATION
(TO PROSPECTUS DATED MARCH 29, 2006)

                           SOLICITATION OF CONSENTS BY
                        ARDEN REALTY LIMITED PARTNERSHIP
                                 RELATING TO ITS

             7.00% NOTES DUE NOVEMBER 15, 2007 (CUSIP NO. 03979GAJ4)
               9.15% NOTES DUE MARCH 1, 2010 (CUSIP NO. 03979GAF2)
             8.50% NOTES DUE NOVEMBER 15, 2010 (CUSIP NO. 03979GAH8)
             5.20% NOTES DUE SEPTEMBER 1, 2011 (CUSIP NO. 03979GAK1)
               5.25% NOTES DUE MARCH 1, 2015 (CUSIP NO. 03979GAL9)

                                ----------------

                          $800,000,000 PRINCIPAL AMOUNT
                      GENERAL ELECTRIC CAPITAL CORPORATION
  GUARANTEE OF PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE THEREUNDER

                                ----------------

Arden Realty Limited Partnership ("Arden Realty") requests that you, as a registered holder of one or more of its debt securities listed above, consent to amend certain of the terms of your debt securities and waive certain of your rights under those debt securities. In exchange for your consent, Arden Realty's indirect parent company, General Electric Capital Corporation ("GECC"), hereby offers to guarantee fully and unconditionally your debt securities on the terms and subject to the conditions described in this prospectus supplement and consent solicitation. The debt securities of Arden Realty that are subject to this consent solicitation and offer are referred to in this prospectus supplement and consent solicitation collectively as the "Securities" and each series singly is referred to as a "Series of Securities." If Arden Realty receives the requisite consents as described in this prospectus supplement and consent solicitation, then GECC will issue its guarantees of the Securities. The guarantee is expected to be rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service Inc.

Guarantees will be provided with respect to all of the series of the Securities issued under an indenture only if consents to the proposed amendments and waivers have been validly submitted and not subsequently revoked by the registered holders on the record date of a majority of the principal amount of each Series of the Securities issued under the indenture. Pursuant to the indenture, Arden Realty has fixed June 7, 2006 as the record date for determining the holders of the Securities entitled to consent to the proposed amendments and waivers. If consents to the proposed amendments and waivers have been validly submitted by the registered holders of a majority of the principal amount of each Series of the Securities and have not been subsequently revoked prior to the expiration of the consent solicitation, Arden Realty intends to effect the proposed amendments and waivers and GECC intends to issue its guarantees with respect to all of the Series of the Securities promptly after expiration of the consent solicitation. Such amendments and waivers will be binding on each holder of all of the Series of Securities, regardless of whether or not that holder delivered its consent. Therefore, the terms of your Securities may be affected even if you do not consent. See "THE SOLICITATION," beginning on page S-8.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 29, 2006, UNLESS EXTENDED. YOU MAY REVOKE ANY TENDERED CONSENTS PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION ONLY IN THE MANNER DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND CONSENT SOLICITATION. THE CONSENT SOLICITATION AND OFFER OF THE GUARANTEES IS DESCRIBED IN DETAIL IN THIS PROSPECTUS SUPPLEMENT AND CONSENT SOLICITATION, AND WE URGE YOU TO READ IT CAREFULLY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND CONSENT SOLICITATION OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Neither GECC nor Arden Realty will receive any cash proceeds in connection with the offering of the guarantee.

                               -------------------

References in this prospectus supplement and consent solicitation to "GECC," are to General Electric Capital Corporation. References to "Arden Realty" are to Arden Realty Limited Partnership.

The date of this prospectus supplement and consent solicitation is June 9, 2006.

                   WHERE YOU CAN GET MORE INFORMATION ON GECC

GECC files annual, quarterly and current reports and other information with the SEC. GECC's SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document GECC files at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information on GECC, including its SEC filings, is also available at General Electric Company's Internet site at http://www.ge.com. The information on GE's Internet site is not a part of this prospectus supplement and consent solicitation.

The SEC allows GECC to "incorporate by reference" into the prospectus and this prospectus supplement and consent solicitation the information in other documents it files with the SEC, which means that GECC can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of the prospectus and this prospectus supplement and consent solicitation, and information that GECC files later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in the prospectus or this prospectus supplement and consent solicitation. GECC incorporates by reference the documents listed below and any future filings it will make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until the offering is completed:

         GECC's Annual Report on Form 10-K for the year ended December 31, 2005 and GECC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

GECC is not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with the SEC rules. You may request a copy of these filings at no cost. Requests should be directed to David Russell, Counsel - Treasury Operations, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                   THE COMPANY

GECC was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, GECC's name was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC's outstanding common stock is owned by General Electric Capital Services, Inc. ("GECC Services"), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE"). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GECC.

GECC operates in four of GE Company's operating segments: GE Commercial Finance, GE Consumer Finance, GE Industrial and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions.

GECC's services are offered primarily in North America, Europe and Asia. GECC's principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600 (telephone number (203) 357-4000). At December 31, 2005, GECC's employment totaled approximately 77,500.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                       YEAR ENDED DECEMBER 31,                      THREE MONTHS ENDED
       ----------------------------------------------------      -------------------------
       2001         2002       2003      2004         2005       MARCH 31, 2006
       ----         ----       ----      ----         ----       --------------
       1.56         1.62       1.71      1.82         1.66       1.63

For purposes of computing the consolidated ratios of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which GECC believes is a reasonable approximation of the interest factor of such rentals.

                                  INTRODUCTION

This prospectus supplement and consent solicitation constitutes the solicitation by Arden Realty of consents (the "Solicitation"), upon the terms and subject to the conditions set forth in this prospectus supplement and consent solicitation and the accompanying Consent (the "Consent"), to proposed amendments (the "Proposed Amendments") to the Indenture governing the Securities, dated as of March 14, 2000 (the "Indenture"), between Arden Realty and The Bank of New York (the "Trustee").

The Solicitation will expire at 5:00 p.m., New York City time, on June 29, 2006 (the "Initial Expiration Date"), unless extended. The term "Expiration Date" means the Initial Expiration Date or, if the Solicitation is extended, the latest time and date to which the Solicitation is extended.

Pursuant to the terms of the Indenture, receipt by Arden Realty of validly delivered and unrevoked Consents from Record Holders of a majority in aggregate principal amount of each Series of Securities is required to approve the Proposed Amendments (the "Requisite Consents").

The Proposed Amendments are intended to remove certain restrictive and other covenants and financial and other reporting requirements from the Indenture and to make certain other changes described below. In consideration for such consent, the Securities will be guaranteed by GECC, as described below.

Upon the satisfaction of the conditions to the Solicitation, at the Effective Date, GECC will unconditionally and irrevocably guarantee the due and punctual payment by Arden

Realty of all amounts payable on or in respect of the Securities and the Indenture (the "GECC Guarantee"). See "CONDITIONS TO THE SOLICITATION AND THE OFFERING OF THE GECC GUARANTEE" below.

The Proposed Amendments and the GECC Guarantee will be embodied in a First Supplemental Indenture to be executed by Arden Realty, GECC and the Trustee (the "First Supplemental Indenture"). The First Supplemental Indenture, which sets forth the Proposed Amendments and the GECC Guarantee, will become effective on the Effective Date. The "Effective Date" is the date, on or after the Consent Date, on which the conditions to the Solicitation have been satisfied or waived by Arden Realty and GECC and the First Supplemental Indenture is executed and delivered by all parties thereto. The "Consent Date" is the first date on which the Requisite Consents have been received and not revoked. See "CONDITIONS TO THE SOLICITATION AND THE OFFERING OF THE GECC GUARANTEE" below. Arden Realty and GECC may, in their sole discretion, waive any of these conditions in whole or in part as they relate to the Securities or any Series of Securities, at any time and from time to time.

Arden Realty and GECC intend to cause the execution of the First Supplemental Indenture for the Securities to occur on or shortly after the Consent Date. The Record Holders of the Securities will be notified that the Effective Date has occurred. The First Supplemental Indenture, including the Proposed Amendments and the GECC Guarantee embodied therein, will become effective as of the Effective Date.

Arden Realty has fixed June 7, 2006 as the record date (the "Record Date") for determining the holders of the Securities entitled to consent to the Proposed Amendments. Only registered holders of the Securities at the close of business on the Record Date (the "Record Holders") may consent to the Proposed Amendments.

               BACKGROUND AND REASONS FOR THE PROPOSED AMENDMENTS

On December 21, 2005, Arden Realty, Inc., a Maryland corporation ("Arden Parent Co.") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Arden Realty, GECC, Atlas Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of GECC ("REIT Merger Sub"), Atlas Partnership Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Arden Parent Co. ("Partnership Merger Sub"), Trizec Properties, Inc., a Delaware corporation, and Trizec Holdings Operating LLC, a Delaware limited liability company, pursuant to which, among other things, GECC would acquire Arden Parent Co. and its subsidiaries through the merger of Atlas Merger Sub with and into Arden Realty and through the merger of Arden Parent Co. with and into REIT Merger Sub (the "Merger"). On May 1 and May 2, 2006, the transactions contemplated by the Merger Agreement, including the Merger, were consummated. As a result of such transactions, GECC is the sole shareholder of Arden Parent Co. and the indirect owner of all of the general partnership and limited partnership interests of Arden Realty.

If approved, the Proposed Amendments will provide Arden Realty and GECC with additional operating and financial flexibility and to achieve cost savings. Specifically, the Proposed Amendments will, among other things, eliminate restrictions on Arden Realty's ability to incur indebtedness without meeting certain financial covenants after giving effect to such incurrence of indebtedness. They will also eliminate requirements that Arden Realty (i) file reports with the SEC if not legally required to do so and (ii) provide financial and statement of compliance reports to the Trustee and financial reports to the holders of the Securities. In addition, the Proposed Amendments will eliminate the restrictions set forth in the Indenture on (i) maintenance of properties and insurance thereon, (ii) payment of taxes and other claims and (iii) Arden Realty's ability to merge or consolidate with another entity or sell all or substantially all of its assets. In addition, the Proposed Amendments will eliminate the default provision relating to recourse indebtedness described in the Indenture.

Arden Realty believes that these covenants will be unnecessary for the protection of the holders of the Securities in light of the GECC Guarantee. Upon the satisfaction of the conditions to the Solicitation, at the Effective Date, GECC will unconditionally and irrevocably guarantee the due and punctual payment by Arden Realty of all amounts payable on or in respect of the Securities.

                     DESCRIPTION OF THE PROPOSED AMENDMENTS

Set forth below is a brief description of the Proposed Amendments. The following statements relating to the Proposed Amendments are summaries that do not purport to be complete and are qualified in their entirety by reference to the form of First Supplemental Indenture for the Securities, which contains the Proposed Amendments and which is attached as Annex A to this prospectus supplement and consent solicitation and incorporated herein by this reference.

REPORTS

The Indenture requires Arden Realty to file with the SEC, and provide to the Trustee copies of, annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K, whether or not Arden Realty continues to be required to file such materials with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Assuming the Proposed Amendments are approved and the First Supplemental Indenture becomes effective, Arden Realty expects holders of the Securities to rely on the credit of GECC, as guarantor of the Securities, rather than the credit of Arden Realty. Consequently, Arden Realty intends to cease filing any periodic reports under the Exchange Act and providing copies of such reports to the Trustee and the holders of the Securities upon the Effective Date. The Proposed Amendments will delete the reporting covenant in the Indenture and, consequently, Arden Realty will no longer be required to file with the SEC or deliver to the Trustee any of the documents currently required by the covenant, unless otherwise required to do so under the SEC's rules.

LIMITATIONS ON INCURRENCE OF DEBT

The Indenture contains covenants that:

    (i) restrict Arden Realty or any of its Subsidiaries from incurring Debt, if immediately after giving effect to such additional Debt, Arden
           Realty's aggregate principal amount of outstanding Debt on a consolidated basis is greater than 60% of the sum of its Adjusted Total Assets;

    (ii) restrict Arden Realty or any of its Subsidiaries from incurring Secured Debt, if immediately after giving effect to such additional Secured Debt, Arden Realty's aggregate principal amount of outstanding Secured Debt on a consolidated basis is greater than 40% of its Adjusted Total Assets;

    (iii) restrict Arden Realty or any of its Subsidiaries from incurring Debt, if the ratio of the Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the most recent four consecutive fiscal quarters shall have been less than 1.5 to 1 on a pro forma basis after giving effect to the incurrence of such Debt; and

    (iv) require that Arden Realty at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt of Arden Realty on a consolidated basis.

The Proposed Amendments will delete each of these covenants from the Indenture.

CONSOLIDATION, MERGER OR SALE OF ASSETS

The Indenture contains a covenant which restricts Arden Realty's ability to consolidate or merge with or into, or sell, lease, or convey all or substantially all of its assets in one or more related transactions, to a third party, without meeting certain requirements described in the Indenture. The Proposed Amendments will delete this covenant from the Indenture, allowing Arden Realty to consolidate or merge or sell, lease or convey all or substantially all of its assets without restriction.

EVENTS OF DEFAULT

Under the Indenture it is an event of default if there is a payment default under any Recourse Indebtedness of Arden Realty, or under any mortgage, indenture or other instrument of Arden Realty under which there may be issued or by which there may be secured any Recourse Indebtedness of Arden Realty, in an aggregate amount exceeding $15,000,000 of debt of Arden Realty or its Subsidiaries. The Proposed Amendments will eliminate this event of default.

MAINTENANCE OF PROPERTIES

The Indenture contains a covenant that Arden Realty will cause all of its material properties to be maintained and kept in good condition, repair and working order. The Proposed Amendments will delete this covenant from the Indenture.

INSURANCE

The Indenture contains a covenant that Arden Realty will, and will cause its each of its Subsidiaries to, keep in force upon all of its properties and operations customary amounts of insurance covering customary risks. The Proposed Amendments will delete this covenant from the Indenture.

PAYMENT OF TAXES AND OTHER CLAIMS

The Indenture contains a covenant requiring Arden Realty to pay or discharge all taxes or certain other claims against it or its Subsidiaries. The Proposed Amendments will delete this covenant from the Indenture.

All capitalized terms used above without definitions shall have the meanings prescribed in the Indenture. The proposed First Supplemental Indenture is attached as Annex A to this prospectus supplement and consent solicitation and incorporated herein by this reference.

                                THE SOLICITATION

PRINCIPAL TERMS OF THE SOLICITATION

Upon the terms and subject to the conditions set forth in this prospectus supplement and consent solicitation and in the accompanying Consent, Arden Realty is soliciting Consents from the Record Holders of the Securities with respect to Proposed Amendments to the Indenture. See "THE SOLICITATION - PROCEDURES FOR DELIVERING CONSENTS" below.

Upon the terms and subject to the conditions set forth in this Statement, in the accompanying Consent, GECC will execute and deliver the GECC Guarantee as part of the execution and delivery of the First Supplemental Indenture.

The Proposed Amendments, if they become effective on the Effective Date, will be effective as to all of a Record Holder's Securities whether or not such Record Holder delivered (and did not revoke) its Consent thereto.

Pursuant to the terms of the Indenture, the Proposed Amendments with respect to the Securities require the written consent of the Record Holders of a majority in aggregate principal amount of each Series of Securities, voting as a class.

EXPIRATION DATE; EXTENSION; AMENDMENT; TERMINATION

The Solicitation and the offer of the GE Guaranty will expire at 5:00 p.m., New York City time, on June 29, 2006 (the "Initial Expiration Date"), unless extended. The term "Expiration Date" means the Initial Expiration Date or, if the Solicitation and the offer of the GE guaranty are extended, the latest time and date to which they are extended. Arden Realty and GECC expressly reserve the right to extend the Solicitation and the offer of the GE guaranty on a daily basis or for such other period or periods as it may determine in its sole discretion from time to time by giving written or oral notice to the Solicitation Agent (as defined below) and by making a public announcement by press release to the Dow Jones News Service prior to 9:00 a.m., New York City time, on the next Business Day following the previously scheduled Expiration Date.

If Arden Realty makes a material change in the terms of the Solicitation or in the information concerning the Solicitation or if it waives a material condition of the Solicitation, Arden Realty will disseminate additional Solicitation materials and will extend the Solicitation, in each case to the extent required by applicable law, rule or regulation. Consents may be revoked at any time until the Consent Date. If the Solicitation is amended prior to the Expiration Date in a manner determined by Arden Realty to constitute a material adverse change to the Record Holders of the Securities, Arden Realty will promptly disclose such amendment in a public announcement and will extend the Solicitation for a period deemed by Arden Realty to be adequate to permit Record Holders to deliver or revoke their Consents. See "THE SOLICITATION - REVOCATION OF CONSENTS" below.

Arden Realty expressly reserves the right, in its sole discretion, to terminate the Solicitation if any of the conditions applicable thereto set forth below under "CONDITIONS TO THE SOLICITATION AND THE OFFERING OF THE GECC GUARANTEE" shall not have been satisfied or waived. Any such termination will be followed promptly by public announcement thereof. In the event Arden Realty shall terminate the Solicitation prior to the Expiration Date, it shall give immediate notice to the Solicitation Agent, and all Consents theretofore delivered pursuant to the Solicitation shall be promptly returned to the delivering Record Holders thereof. See "THE SOLICITATION - REVOCATION OF CONSENTS" below and "CONDITIONS TO THE SOLICITATION AND THE OFFERING OF THE GECC GUARANTEE" above.

DELIVERY OF CONFIRMATION OF GECC GUARANTEE

Promptly after the Effective Date, Arden Realty will deliver, or cause to be delivered, to the Record Holders written notice of the effectiveness of the GECC Guarantee, including a copy of the text thereof. Existing certificates evidencing the outstanding Securities will not be replaced.

PROCEDURES FOR DELIVERING CONSENTS

A Record Date of June 7, 2006 (the "Record Date") has been fixed for determination of the Record Holders entitled to give Consents and to receive offers of the GECC

Guarantee pursuant to this prospectus supplement and consent solicitation. Holders of record on the register for the Securities as of the close of business on the Record Date are herein referred to as the "Record Holders." Forms of Consents are being sent to all Record Holders with this Statement. All Consents that are properly completed, signed and delivered to the Solicitation Agent and not revoked prior to the Consent Date will be given effect in accordance with the specifications thereof.

Record Holders who wish to consent to the Proposed Amendments should so indicate by completing, signing and dating the Consent included herewith and mailing or delivering such Consent to the Solicitation Agent at the address listed on the last page of this Statement, in accordance with the instructions contained therein.

Consents by the Record Holder(s) must be executed in exactly the same manner as their name(s) appear(s) on the Securities. If Securities to which a Consent relates are held of record by two or more joint Record Holders, all such Record Holders must sign the Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Record Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Arden Realty of such person's authority so to act. If Securities are registered in different names, separate Consents must be executed covering each form of registration. If a Consent is executed by a person other than the Record Holder, it must be accompanied by a proxy duly executed by the Record Holder.

Any beneficial owner or registered holder who wishes to consent to the Proposed Amendments but who is not the Registered Holder must contact the Registered Holder in order (i) to have the Registered Holder deliver an executed proxy or other authorization entitling such beneficial owner or registered holder to execute the Consent Form or (ii) to have such Registered Holder deliver the Consent Form on behalf of such beneficial owner or registered holder.

DELIVERY OF CONSENTS. The enclosed Consent is to be used for all the Securities. Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver a Consent should contact the Record Holder promptly and instruct such Record Holder to deliver a Consent on such beneficial owner's behalf.

THE METHODS OF DELIVERY OF CONSENTS AND ALL OTHER REQUIRED DOCUMENTS TO THE SOLICITATION AGENT ARE AT THE ELECTION AND RISK OF THE RECORD HOLDER DELIVERING SUCH CONSENT. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE RECORD HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE SOLICITATION AGENT PRIOR TO SUCH RESPECTIVE DATE.

BOOK-ENTRY TRANSFER FACILITY. Consents may not be delivered through The Depository Trust Company. The Consent, properly completed and duly executed, must be received by the Solicitation Agent at its address set forth on the last page of this Statement on or prior to the Expiration Date.

OTHER MATTERS. Deliveries of Consents pursuant to any of the procedures described above and acceptance thereof by Arden Realty will constitute a binding agreement between the consenting Record Holder and Arden Realty upon the terms and subject to the conditions of the Solicitation.

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all deliveries of Consents will be determined by Arden Realty, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent Consents will not be considered valid. Arden Realty reserves the absolute right to reject any or all deliveries of Consents that are not in proper form or the acceptance of which would, in the opinion of Arden Realty, be unlawful. Arden Realty also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consents. Arden Realty's interpretations of the terms and conditions of the Solicitation (including the instructions in the Consent) will be final and binding. Any defect or irregularity in connection with deliveries of Consents must be cured within such time as Arden Realty determines, unless waived by Arden Realty. Deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by Arden Realty or cured. None of Arden Realty, GECC, the Solicitation Agent, the Information Agent (each as defined below) or any other person will be under any duty to give notice of any defects or irregularities in deliveries of Consents, or will incur any liability to Record Holders for failure to give any such notice.

REVOCATION OF CONSENTS

Any Record Holder who has delivered a Consent may revoke such Consent prior to the Consent Date by delivery of a written notice of revocation in accordance with the following procedures. In order to be effective, a notice of revocation of Consent must contain the name of the person who delivered the Consent and the description of the Securities to which it relates, the certificate number or numbers of such Securities and the aggregate principal amount represented by such Securities, be signed by the Record Holder thereof and be received on or prior to the Consent Date by the Solicitation Agent, at its address set forth on the last page of this Statement. A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not be effective to revoke Consent previously given. A revocation of a Consent can only be accomplished in accordance with the foregoing procedures. NO RECORD HOLDER MAY REVOKE A CONSENT FOLLOWING THE CONSENT DATE.

A Consent may be revoked only by the Record Holder who delivered it. A person who becomes a holder of Securities after the Record Date and wishes to revoke a Consent delivered by the person who was the Record Holder on the Record Date must make arrangements with such Record Holder to deliver a revocation.

All questions as to the form and validity (including time of receipt) of any delivery or revocation of a Consent will be determined by Arden Realty, in its sole discretion, which determination shall be final and binding. None of Arden Realty, GECC, the Solicitation Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any delivery or revocation of a Consent or incur any liability for failure to give any such notification.

INFORMATION AGENT AND SOLICITATION AGENT

Requests for assistance or additional copies of this prospectus supplement and consent solicitation and all deliveries and correspondence should be directed to Georgeson Shareholder Securities Corporation, as Solicitation Agent (the "Solicitation Agent"), or Georgeson Shareholder Communications, Inc., as Information Agent (the "Information Agent"), at their respective addresses set forth on the last page of this Statement. Arden Realty has agreed to pay the Solicitation Agent and the Information Agent reasonable and customary fees for their services and to reimburse them for their reasonable out-of-pocket expenses in connection therewith. Arden Realty has also agreed to indemnify the Solicitation Agent and the Information Agent for certain liabilities, including liabilities under the federal securities laws.

                        DESCRIPTION OF THE GECC GUARANTEE

GENERAL

The GECC Guarantee is offered subject to the satisfaction or waiver of certain conditions described below.

The GECC Guarantee will provide that GECC unconditionally and irrevocably guarantees to the holders and to the Trustee the due and punctual payment of the principal, interest and all other amounts due under the Securities and the Indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, or both, according to the terms of the Securities. The GECC Guarantee shall be unconditional irrespective of the validity or enforceability of the Securities, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, GECC will not waive presentment or demand of payment or notice with respect to the Securities. GECC shall be subrogated to all rights of the holders of the Securities in respect of any amounts paid by GECC pursuant to the provisions of the GECC Guarantee. The GECC Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by Arden Realty is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of Arden Realty, as the case may be, or otherwise.

The GECC Guarantee is incorporated into the First Supplemental Indenture which is attached as Annex A to this prospectus supplement and consent solicitation and incorporated herein. The GECC Guarantee will not be evidenced by any other document or instrument. It will not be necessary for new certificates evidencing the Securities to be issued.

                 CONDITIONS TO THE SOLICITATION AND THE OFFERING

                              OF THE GECC GUARANTEE

Notwithstanding any other provisions of the Solicitation, Arden Realty will not be required to accept the delivery of Consents delivered pursuant to the Solicitation and may terminate, extend or amend the Solicitation and may postpone the acceptance of Consents so delivered, whether or not the Consents have been accepted, and GECC will not be required to consummate any offering of the GECC Guarantee and may terminate, extend or amend such offering, if:

                  (A) (i) Arden Realty shall not have received the Requisite Consents on or prior to the Expiration Date; or (ii) the First Supplemental Indenture shall not have been duly executed and delivered with respect to all Series of Securities by the Trustee within three Business Days after the Expiration Date; or

                  (B) on or after the date of this Statement and prior to the Effective Date (i) there shall occur any Default or any Event of Default (as such terms are defined in the Indenture) with respect to Securities; (ii) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental regulatory or administrative agency or instrumentality that, in the judgment of Arden Realty or, with respect to the offering of the GECC Guarantee, GECC, would or might prohibit, prevent, restrict or delay consummation of the Solicitation, the offering of the GECC Guarantee or any of the Proposed Amendments; or
         (iii) the Trustee under the Indenture shall have objected in any respect to, or taken any action that could, in the judgment of Arden Realty, or, with respect to the offering of the GECC Guarantee, GECC, adversely affect the consummation of the Solicitation, the offering of the GECC Guarantee or of Arden Realty's ability to effect any of the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by Arden Realty in soliciting the Consent to the Proposed Amendments (including the form thereof) or in the making of the Solicitation or the acceptance of any of the Consents.

The conditions to the Solicitation are for the sole benefit of Arden Realty, and the conditions to the consummation of the offering of the GECC Guarantee are for the sole benefit of GECC, and such conditions may be asserted by either of them in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by such entity, in whole or in part, in its sole discretion. Neither Arden Realty nor GECC have made a decision as to which circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by Arden Realty or GECC concerning the events described in this paragraph shall be final and binding upon all persons. Any waiver or amendment applicable to the Solicitation will apply to all Securities for which a Consent was delivered, as the case may be, regardless of when the Consent was delivered.

                              PLAN OF DISTRIBUTION

The GECC Guarantee is being offered directly by us and will not be offered or sold separately from the underlying Securities to which they relate.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material federal income tax consequences resulting from the adoption of the Proposed Amendments and the issuance of the GECC Guarantee. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Furthermore, there can be no assurance that the IRS will not take a view that is contrary to this discussion, and no rulings from the IRS have been or will be sought.

This summary is for general information purposes only and does not address all of the federal income tax consequences that may be relevant to particular holders of Securities in light of their individual investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, brokers, dealers in securities, banks, insurance companies, nonresident aliens, foreign corporations, tax-exempt organizations, financial institutions, partnerships, persons that hold Securities as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a functional currency other than the U.S. dollar, and investors in pass-through entities), nor does it address any specific aspect of gift, estate, state, local or foreign taxation. This discussion deals only with holders of Securities who are United States Persons and assumes the Securities are held as "capital assets" within the meaning of Section 1221 of the Code. For these purposes, "United States Person" means (i) an individual who is a citizen or resident of the United States for federal income tax purposes, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

HOLDERS OF SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ADOPTION OF THE PROPOSED AMENDMENTS AND THE ISSUANCE OF THE GECC GUARANTEE IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF ANY APPLICABLE GIFT, ESTATE, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

CONSEQUENCES OF THE SOLICITATION AND PROPOSED AMENDMENTS. The federal income tax consequences to holders of Securities of the Solicitation and adoption of the Proposed

Amendments will depend on whether such transactions are treated, for federal income tax purposes, as a constructive exchange of the Securities for new debt instruments having modified terms. Under the applicable Treasury Regulations, a "significant modification" of a debt instrument results in a constructive exchange, whereas a "modification" that is not "significant" is not treated as such an exchange. The Treasury Regulations establish a general rule that a modification is significant if the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

The Treasury Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not result in a significant modification of a debt instrument. Whether any or all of the covenants that are proposed to be deleted pursuant to the Proposed Amendments are customary is a question of fact. Arden Realty believes, and intends to take the position, that the covenants that it proposes to delete are customary accounting or financial covenants or otherwise should not be economically significant. Arden Realty also believes, and intends to take the position, that the other provisions of the Indenture that it proposes to delete should not be economically significant.

The Treasury Regulations provide that the addition of a guarantee on a recourse debt instrument results in a significant modification (and, therefore, a constructive exchange of such debt instrument for federal income tax purposes) only if there is a substantial enhancement of the obligor's capacity to meet its payment obligations under the debt instrument, and such capacity was primarily speculative prior to the addition of the guarantee and adequate after such addition. Arden Realty believes that its capacity to meet its obligations under the Securities is not primarily speculative at this time and that, therefore, the addition of the GECC Guarantee should not result in a deemed exchange of the Securities for new debt instruments for federal income tax purposes.

For the reasons described in the preceding two paragraphs, Arden Realty believes the adoption of the Proposed Amendments should not result in a deemed exchange of the Securities for federal income tax purposes. If such position is respected, a holder should not recognize any gain or loss as a result of the adoption of the Proposed Amendments and such holder should continue to have the same tax basis and holding period with respect to the Securities as it had before the adoption. There is no assurance, however, that the IRS would not take a contrary position.

If the adoption of the Proposed Amendments constitutes a "significant" modification of the Securities for federal income tax purposes, the Securities will be treated as exchanged by the holder for new debt instruments for federal income tax purposes. If an exchange were deemed to have occurred, a holder of Securities would recognize gain or loss, for federal income tax purposes, in an amount equal to the difference between the amount realized by such holder in the deemed exchange and its adjusted tax basis in the Securities deemed exchanged (other than any portion treated as attributable to accrued but unpaid interest). A holder's amount realized would be equal in amount to the "issue price" (described below) of the new debt instruments deemed to have been received by such holder at the time of the deemed exchange (excluding any amount attributable to accrued but unpaid interest, which would be taxable as ordinary income). Subject to the application of the market discount rules, gain or loss recognized upon a deemed exchange of Securities for new debt instruments generally would be capital gain or loss, and would be long-term capital gain or loss if a holder's holding period with respect to the Securities exceeds one year. A holder's holding period in the new debt instruments would begin the day after the Effective Date of the Proposed Amendments, and such holder's basis in the new debt instruments would equal the issue price thereof.

In the case of a deemed exchange, if neither the Securities nor the new debt instruments deemed exchanged therefor are traded on an established securities market (as such term is defined for purposes of the original issue discount provisions of the Code), the issue price of each such new debt instrument generally would equal its stated principal amount. In general, if the Securities are traded on an established securities market, the issue price of the new debt instrument would be equal to its fair market value as of the Effective Date of the Proposed Amendments. In either such case, subject to a statutory DE MINIMIS rule, the new debt instruments would be issued with original issue discount in an amount equal to the excess, if any, of (i) their stated principal amount over
(ii) their issue price. In general, any original issue discount would be required to be included in the income of the holders of the new debt instruments on a constant interest basis over the term of the new debt instruments and in advance of cash payments attributable to such income. Alternatively, the new debt instruments may be issued with bond premium (which may be amortizable to the extent provided in Section 171 of the Code) if a holder's tax basis in the new debt instruments exceeds the amount payable at maturity.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER.

                                  LEGAL OPINION

David P. Russell, our Senior Counsel, Corporate Treasury, will issue an opinion about the legality of the GECC Guarantee. Mr. Russell, together with members of his family, owns, has options to purchase and has other interests in shares of common stock of General Electric Company.

                                                                         ANNEX A



================================================================================







                        ARDEN REALTY LIMITED PARTNERSHIP,

                                   as Issuer,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                  as Guarantor,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

          ------------------------------------------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of _____, 2006






================================================================================

         FIRST SUPPLEMENTAL INDENTURE dated as of _____, 2006 (the "First Supplemental Indenture") among ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (the "Company"), as issuer, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), as guarantor, and THE BANK OF NEW YORK, as trustee (the "Trustee").

                              W I T N E S S E T H :

         WHEREAS, pursuant to the Indenture, dated as of March 14, 2000, between the Company and the Trustee (the "Indenture") the Company has, from time to time, issued its securities (defined in the Indenture as "Securities").

         WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may, with the consent of the holders of a majority in aggregate principal amount of each series of the Securities at the time outstanding which is affected by such supplemental indenture, enter into a supplemental indenture for the purpose of amending the Indenture;

         WHEREAS, the Company proposes to amend and supplement the Indenture (the "Proposed Amendments") and has solicited consents (the "Consent Solicitation") to the Proposed Amendments from holders of record as of the close of business on June 7, 2006 (the "Record Holders") of the outstanding Securities, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated _____, 2006 as the same may be amended, supplemented or modified (the "Consent Solicitation Statement");

         WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

         WHEREAS, the Company has requested that the Trustee execute this First Supplemental Indenture;

         WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel in accordance with the requirement of Section 903 of the Indenture;

         WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this First Supplemental Indenture; and

         WHEREAS, all other acts and proceedings required by law, by the Indenture and by the governing instruments of the Company, to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company and the Trustee hereby agree as follows:

         Section 1. DEFINITIONS. Article I of the Indenture is hereby amended by adding the following definitions thereto in the appropriate alphabetical locations:

                  "GECC" means General Electric Capital Corporation, a Delaware corporation.

                  "Guaranteed  Notes"  means  each of the  following  series  of
         Securities: (i) 7.000% Notes due 2007, (ii) 8.500% Senior Notes due 2010, (iii) 9.150% Senior Notes due 2010, (iv) 5.200% Notes due 2011
         and (v) 5.250% Notes due 2015.

                  "First  Supplemental   Indenture"  means  that  certain  First
         Supplemental Indenture to this Indenture dated as of _____, 2006 among the Company, the Trustee and GECC.

         Section 2. EVENTS OF DEFAULT. Section 501(e) of the Indenture is deleted.

         Section 3. REPORTS BY ISSUER. Section 703 of the Indenture is deleted.

         Section 4. CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE. Article Eight of the Indenture is deleted.

         Section 5. LIMITATION ON INCURRENCE OF DEBT. Section 1004 of the Indenture is deleted.

         Section 6. MAINTENANCE OF PROPERTIES. Section 1007 of the Indenture is deleted.

         Section 7. INSURANCE. Section 1008 of the Indenture is deleted.

         Section 8. PAYMENT OF TAXES AND OTHER CLAIMS. Section 1009 of the Indenture is deleted.

         Section 9. PROVISION OF FINANCIAL INFORMATION. Section 1010 of the Indenture is deleted.

         Section 10. STATEMENT AS TO COMPLIANCE. Section 1011 of the Indenture is deleted.

         Section 11. DELIVERY OF CERTAIN INFORMATION. Section 1014 of the Indenture is deleted.

         Section 12. GUARANTEE. A new Section 117 is hereby added, as follows:

                  "Section 117 GUARANTEE.

                  (a)  From  and  after  the  date  of  the  First  Supplemental
         Indenture to this Indenture, GECC absolutely, unconditionally and irrevocably guarantees to the holders and to the Trustee the due and punctual payment of the principal and interest and all other amounts due under the Guaranteed Notes and the Indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Guaranteed Notes. GECC hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guaranteed Notes, any change in or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Trustee or the registered owners of the Guaranteed Notes with respect to any provision thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to be a waiver by GECC of presentment or demand of payment or notice to GECC with respect to the Guaranteed Notes and the obligations evidenced thereby or hereby. GECC further waives any right of set-off or counterclaim it may have against registered owners of the Guaranteed Notes arising from any other obligations any such registered owners may have with the Company. GECC covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Guaranteed Notes and in this Guarantee.

                  (b) GECC shall be subrogated to all rights of the registered owners of the Guaranteed Notes in respect of any amounts paid by GECC pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that GECC shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of and interest on the Guaranteed Notes and all other amounts owed to the registered owners of the Guaranteed Notes hereunder have been paid in full.

                  (c) This Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment of the principal of or interest on the Guaranteed Notes or any other amounts owed to the registered owners of the Guaranteed Notes hereunder or thereunder is rescinded or must otherwise be returned by such registered owners upon the insolvency, bankruptcy or reorganization by GECC, the Company or otherwise, all as though such payment had not been made."

Section 13. INDENTURE RATIFIED. The Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed and this First Supplemental Indenture and all of its provisions shall be deemed a part thereof in the manner and to the extent herein provided, and the Indenture, as modified in the manner and to the extent herein provided shall be deemed a part hereof as though fully set forth herein.

         Section 14. GOVERNING LAW. This First Supplemental Indenture shall be governed in accordance with the laws of the State of New York.

         Section 15. DEFINED TERMS. Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

         Section 16. COUNTERPARTS AND METHOD OF EXECUTION. This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

         Section 17. TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.

         Section 18. TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be executed as of the day and year first above written.

                                     ARDEN REALTY LIMITED PARTNERSHIP

                                     By:
                                            ------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                            ------------------------------------




                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By:
                                            ------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                            ------------------------------------




                                     THE BANK OF NEW YORK,
                                     as Trustee

                                     By:
                                            ------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                            ------------------------------------

PROSPECTUS

                      GENERAL ELECTRIC CAPITAL CORPORATION


                                 DEBT SECURITIES
                                 PREFERRED STOCK
                        GUARANTEES AND LETTERS OF CREDIT,
                           INCLUDING INTERESTS THEREIN

General Electric Capital Corporation may offer from time to time:

     o  unsecured debt securities;

     o preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts; and

     o unsecured guarantees and direct-pay letters of credit, including in each case interests therein.

     WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. THE SECURITIES MAY BE OFFERED SEPARATELY OR TOGETHER IN ANY COMBINATION AND AS SEPARATE SERIES OR SEPARATE TRANCHES WITHIN A SERIES. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                                 ---------------

     INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     WE MAY SELL THESE SECURITIES ON A CONTINUOUS OR DELAYED BASIS DIRECTLY TO PURCHASERS, THROUGH AGENTS, DEALERS OR UNDERWRITERS AS DESIGNATED FROM TIME TO TIME, OR THROUGH A COMBINATION OF THESE METHODS. IF ANY AGENTS, DEALERS OR UNDERWRITERS ARE INVOLVED IN THE SALE OF ANY SECURITIES, THE APPLICABLE PROSPECTUS SUPPLEMENT WILL SET FORTH ANY APPLICABLE COMMISSIONS OR DISCOUNTS.

                                 ---------------

The date of this prospectus is March 29, 2006.

                              ABOUT THIS PROSPECTUS

    This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Get More Information on GECC."

    This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Get More Information on GECC."

     YOU SHOULD RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES.

    REFERENCES IN THIS PROSPECTUS TO "GECC", "WE", "US" AND "OUR" ARE TO GENERAL ELECTRIC CAPITAL CORPORATION.

                                 ---------------

                                  RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 (which description is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Get More Information On GECC," below.

                   WHERE YOU CAN GET MORE INFORMATION ON GECC

    GECC files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

    The SEC allows us to "incorporate by reference" into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the document listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; PROVIDED, HOWEVER, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

    (i) GECC's Annual Report on Form 10-K for the year ended December 31, 2005.

    You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                   THE COMPANY

    General Electric Capital Corporation was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc. ("GE Capital Services"), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Financing and services offered by GECC are diversified, a significant change from the original business of GECC which was financing the distribution and sale of consumer and other GE Company products. Currently, GE Company manufactures few of the products financed by GECC.

    We operate in four of GE Company's operating segments: GE Commercial Finance, GE Consumer Finance, GE Industrial and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions.

    Our services are offered primarily in North America, Europe and Asia. GECC's principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600 (telephone number (203) 357-4000). At December 31, 2005, our employment totaled approximately 77,500.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                             YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------
         2001                    2002                   2003                   2004                  2005
---------------------     ------------------     ------------------     -----------------       ---------------
         1.56                    1.62                   1.71                   1.82                  1.66

          CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                              YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------
          2001                    2002                   2003                   2004                   2005
---------------------     ------------------     ------------------     -----------------       ---------------
          1.55                    1.61                   1.71                   1.81                   1.66

         For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                 USE OF PROCEEDS

    Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we use for financing our operations. We can conduct additional financings at any time.

                              PLAN OF DISTRIBUTION

    We may sell our securities on a continuous or delayed basis directly to purchasers, through agents, dealers and underwriters or through a combination of these methods.

    We may designate agents to solicit offers to purchase our securities.

    o We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

    o Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

    o Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

    We may use an underwriter or underwriters in the offer or sale of our securities.

    o If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities to the underwriter[s] who offer at a specified price.

    o We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

    o The underwriters will use our prospectus supplement to sell our securities.

    We may use a dealer to sell our securities.

    o If we use a dealer, we, as principal, will sell our securities to the dealer.

    o The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

    o We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

    We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

    We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

    We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

    o If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

    o These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

    o We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

    Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither support obligations nor interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

     NASD REGULATIONS

    GE Capital Markets Group, Inc. is an affiliate of GECC and may participate as an underwriter in the distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as GE Capital Markets Group, Inc. distributes an affiliated company's securities. As a result, we will conduct any offering in which GE Capital Markets Group, Inc. acts as an underwriter in compliance with the applicable requirements of Rule 2720. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

                               SECURITIES OFFERED

    Using this prospectus, we may offer unsecured senior or subordinated debt securities (collectively, the "debt securities") and preferred stock. In addition, we may issue unsecured guarantees and direct-pay letters of credit, including interests therein. We are registering these securities with the SEC using a "shelf" registration statement. This "shelf" registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus. Such information may also be contained in a written communication from us or the agents.

    As a well known seasoned issuer under the rules of the SEC, we are permitted to and may add other securities to the registration statement and prospectus by subsequent amendment. Also we are able to add our subsidiaries and securities to be issued by them if we guarantee the securities. Among the securities we may add to the registration statement and prospectus by subsequent amendment are preferred or capital securities issued by trusts we may organize (see "Description of Trust Issued Preferred Or Capital Securities" below).

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the agents.

    Unless otherwise provided in a prospectus supplement to this prospectus, the senior debt securities will be issued pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001 and a Third Supplemental Indenture dated November 22, 2002 or pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A., dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the "senior indentures"), and the subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture between us and JPMorgan Chase Bank, N.A., dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the "subordinated indenture" and, together with the senior indentures, the "indentures"). None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.

    The prospectus supplement will specify the following terms of such issue of debt securities:

    o   the  designation,  the  aggregate  principal  amount and the  authorized
        denominations  if  other  than  the   denominations  set  forth  in  the
        applicable indenture;

    o the percentage of their principal amount at which the debt securities will be issued;

    o   the date or dates on which the debt securities will mature;

    o   whether the debt securities will be senior or subordinated obligations;

    o if the debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

    o any deletions or modifications of or additions to the Events of Default and related remedies described below or the covenants of GECC set forth in the applicable indenture;

    o the currency, currencies or currency units in which we will make payments on the debt securities;

    o the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

    o the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

    o the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

    o   the exchanges, if any, on which the debt securities may be listed;

    o the trustee under the indenture pursuant to which the debt securities are to be issued. (Sections 2.02 and 2.02A. Section references refer to the sections in the applicable indenture.); and >

    o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

    In addition to the description of the debt securities in the prospectus supplement, you should refer to the detailed provisions of the indenture applicable to the debt securities, copies of which are filed as exhibits to the registration statement.

    Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10).

    Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The related prospectus supplement will contain information on Federal income tax consequences and other special considerations applicable to discounted debt securities.

    The indentures do not contain any provisions that:

    o   limit our ability to incur indebtedness, or

    o provide protection in the event GE Company, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    Claims of our subsidiaries' creditors generally will be satisfied from, among other sources, the assets and earnings of such subsidiaries and these assets and earnings may not be available for dividend or other transfer in order to provide GECC with funds to meet its obligations, including obligations on debt securities.

PAYMENT AND TRANSFER

    Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register and will otherwise treat such registered holder as the owner of the debt security for all purposes.

     Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series in different denominations having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. Neither GECC nor the Trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

GLOBAL NOTES, DELIVERY AND FORM

    We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. Under the applicable book entry system, each Global Note will be registered toa depositary (a "Depositary") or with a nominee for a Depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

    The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

MODIFICATION OF THE INDENTURES

    In general, our rights and obligations and the rights of the holders under the above-referenced indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 10.02 of each indenture provides that, unless each affected holder agrees, we cannot

    o   make any adverse change to any payment term of a debt security such as:

    o   extending the maturity date;

    o extending the date on which we have to pay interest or make a sinking fund payment;

    o   reducing the interest rate;

    o   reducing the amount of principal we have to repay;

    o changing the currency in which we have to make any payment of principal premium or interest;

    o modifying any redemption or repurchase right to the detriment of the holder; and

    o   impairing any right of a holder to bring suit for payment;

    o  reduce  the  percentage  of  the  aggregate   principal  amount  of  debt
       securities needed to make any amendment to the indenture or to waive any covenant or default;

    o make any change to the section of the indenture relating to waivers of any past default; and

    o   make any change to Section 10.02.

    However, if we and the Trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

SENIOR DEBT SECURITIES

    The senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

SENIOR DEBT SECURITIES EVENTS OF DEFAULT

    Each senior indenture defines an "Event of Default" with respect to any series of senior debt securities as any of the following:

    o default in any payment of principal or premium, if any, on any senior debt security of such series;

    o default for 30 days in payment of any interest, if any, on any senior debt security of such series;

    o default in the making or satisfaction of any sinking fund payment or analogous obligation on the senior debt securities of such series;
    o default for 60 days after written notice to GECC in performance of any other covenant in respect of the senior debt securities of such series contained in such indenture;

    o a default, as defined, with respect to any other series of senior debt securities outstanding under the relevant indenture or as defined in any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (PROVIDED, that the resulting Event of Default with respect to such series of senior debt securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness);

    o   certain events involving bankruptcy, insolvency or reorganization; or

    o any other event of default provided in the instrument establishing such series or tranche of senior debt securities. (Section 6.01).

    Each senior indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of senior debt securities does not necessarily constitute an Event of Default under any other series of senior debt securities. Each senior indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the senior debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

    The senior indentures provide that if any Event of Default occurs and is continuing with respect to any series of senior debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such senior debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such senior debt securities then outstanding. The holders of a majority in aggregate principal amount of such senior debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of senior debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the senior debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the senior debt securities of such series. (Sections 6.01 and 6.07).

    Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request, order or direction of any holders of senior debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each senior indenture provides that the holders of a majority in aggregate principal amount of the senior debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the senior debt securities of such series. However, the Trustee may decline to act if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07).

SUBORDINATED DEBT SECURITIES

    As noted above, the subordination provisions applicable to a particular series or tranche of subordinated debt securities may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

    The subordinated  debt securities will be unsecured.  The subordinated  debt
securities   will  be  subordinate  in  right  of  payment  to  all  our  senior indebtedness. (Section 14.01 of the subordinated indenture).

    The subordinated indenture defines "senior indebtedness" to mean:

    o the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities;

    o obligations arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes);

    o   obligations  associated with  derivative  products such as interest rate
        and  foreign  exchange  rate  swaps,   forward  sales  of  interests  in
        commodities, and similar arrangements; and

    o obligations for purchased money; in each case, regardless of whether such indebtedness or obligations are outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term "senior indebtedness" will not include:

    o any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of "senior indebtedness" above) arising in the ordinary course of business, including instruments evidencing those liabilities;

    o any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or

    o   any obligations with respect to any capital stock.

    We use the term "indebtedness for money borrowed" to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

    There  is  no  limitation  on  our  ability  to  issue   additional   senior
indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

    Under the subordinated indenture, no payment may be made by us on the subordinated debt securities and no purchase, redemption or retirement by us of any subordinated debt securities may be made in the event:

    o   any senior indebtedness is not paid when due, or

    o the maturity of any senior indebtedness is accelerated as a result of a default; unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

    o In addition, the right to accelerate the subordinated debt securities upon an Event of Default is limited. Subordinated debt securities of a series can be accelerated, unless the principal of such series of subordinated debt securities shall have already become due and payable, in the event of an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

    In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or bankruptcy, reorganization, insolvency or receivership of us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of subordinated indenture).

    If a distribution is made to holders of subordinated debt securities that, due to the subordinated provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of subordinated indenture).

    As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

    At December 31, 2005, GECC had substantial unsubordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in "Note 11 - Borrowings" to GECC's consolidated financial statements contained in GECC's Annual Report on Form 10-K for the year ended December 31, 2005. In addition, GECC's derivative instruments are discussed in "Note 18 - Derivatives and Other Financial Instruments" and GECC's guarantees are discussed in "Note 20 - Commitments and Guarantees" to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

SUBORDINATED DEBT SECURITIES -- EVENTS OF DEFAULT

    The subordinated indenture defines an "Event of Default" with respect to any series of subordinated debt securities as any of the following:

    o default in any payment of principal or premium, if any, on any subordinated debt securities of such series;

    o default for 30 days in payment of any interest, if any, on any subordinated debt securities of such series;

    o default in the making or satisfaction of any sinking fund payment or analogous obligation on the subordinated debt securities of such series;

    o   certain events involving bankruptcy, insolvency or reorganization;

    o any other event of default provided in the instrument establishing such series of subordinated debt securities. (Section 6.01).

    As noted above, the events of default and related remedies may be deleted, modified or added to for a particular series or tranche of subordinated debt securities and, if so, such changes will be set forth in the applicable prospectus supplement.

    The subordinated indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the Trustee may withhold notice to the holders of any series of subordinated debt securities issued thereunder of any default if the Trustee considers it in the interest of such noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

    The subordinated indenture provides that if an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to a series of subordinated debt securities, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted subordinated debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such subordinated debt securities then outstanding. The holders of a majority in aggregate principal amount of such subordinated debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of subordinated debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the subordinated debt securities of such series. (Sections 6.01 and 6.07).

    In the subordinated indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the Trustee, we will pay to the Trustee, for the benefit of the holder of any subordinated debt security in respect of which the Event of Default has occurred (or holders of any series of subordinated debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate (as defined in the subordinated indenture) applicable to any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the Trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the Trustee. (Section 6.02). The Trustee or a holder may bring suit for the collection of amounts set forth in this paragraph. The foregoing rights in respect of payment defaults do not, however, permit the acceleration of amounts scheduled to become due and payable, which remedy is limited as noted above to certain events involving bankruptcy, insolvency or reorganization.

    Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any holders of subordinated debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the subordinated indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the subordinated debt securities of such series. However, the Trustee may decline to act if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07).

CONCERNING THE TRUSTEE

    JPMorgan Chase Bank, N.A. acts as Trustee under (i) an Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, and a Third Supplemental Indenture with us dated November 22, 2002, (ii) an Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture with us dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture with us dated as of July 15, 2005, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of October 1, 1991, as amended and supplemented. JPMorgan Chase Bank, N.A. also acts as Trustee under certain other indentures with us. A number of our series of senior unsecured notes are presently outstanding under each of the indentures referred to in clauses (i), (ii), (iv) and (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii) and (iii) above.

    JPMorgan Chase Bank, N.A. will also act as trustee under an indenture and subordinated indenture with GE Company. GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A. and its affiliates in their ordinary course of business.

                       DESCRIPTION OF THE PREFERRED STOCK

GENERAL

    Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of

Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

    As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

    o   4,166,000 shares of Common Stock, par value $14.00 per share,

    o 33,000 shares of Variable Cumulative Preferred Stock, par value $100 per share; and

    o   750,000 shares of Preferred Stock, par value $.01 per share.

    IN ORDER TO DISTINGUISH BETWEEN OUR TWO CLASSES OF PREFERRED STOCK, WE WILL REFER TO THE FIRST CLASS OF OUR PREFERRED STOCK AS "VARIABLE CUMULATIVE PREFERRED STOCK" AND TO THE SECOND CLASS AS OUR "PREFERRED STOCK". 3,985,403 shares of Common Stock and 700 shares of Variable Cumulative Preferred Stock are presently outstanding. There are no shares of our Preferred Stock currently outstanding.

    We will describe the particular terms of any series of preferred stock being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

    o   the designation, number of shares and stated value per share;

    o   the amount of liquidation preference, if any;

    o the initial public offering price at which shares of such series of preferred stock will be sold;

    o   the dividend rate or rates (or method of determining the dividend rate);

    o the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

    o   any redemption or sinking fund provisions;

    o   any voting rights;

    o   any conversion or exchange provisions;

    o any provisions to issue the shares of such series as depositary shares evidenced by depositary receipts; and

    o any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

    If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

    We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

DIVIDEND RIGHTS

    If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

    The dividend payment dates and the dividend periods with respect to our preferred stock will be described in the prospectus supplement relating to such series of our preferred stock.

    We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless:

    o full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock and

    o we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

    In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

LIQUIDATION RIGHTS

    In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

VOTING RIGHTS

    Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

    With respect to our Variable Cumulative Preferred Stock, holders are not entitled to vote except as required by law or as set forth in a prospectus supplement. However, we may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least 66 2/3% of the total number of shares of such series.

    With respect to our Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our preferred stock shall be in arrears, the holders of each series of our Preferred Stock, voting separately as a class with all other holders of Preferred Stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our Preferred Stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

    We may not take certain actions without the consent of at least 66 2/3% of the shares of our Preferred Stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

    o create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our Preferred Stock (other than a series which has no right to object to such creation); or

    o alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of ALL SUCH SERIES so AFFECTED, voting as a class, shall be required in lieu of the consent of ALL holders of two-thirds of our Preferred Stock at the time outstanding.

    The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

REDEMPTION

    The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

    If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

CONVERSION RIGHTS

    No series of preferred stock will be convertible into our common stock.

           DESCRIPTION OF TRUST ISSUED PREFERRED OR CAPITAL SECURITIES

GENERAL

         One or more trust entities which we would create for that purpose may issue from time to time their "preferred" or "capital" securities. We would own the common interests in the trusts and our employees would administer them. The proceeds of the sale of a trust's securities would be used to purchase debt securities we would issue to the trust. These securities would likely be subordinated debt securities. Interest and other payments by us under the subordinated debt securities would be the trust's sole source of revenue. We would also guarantee payments on the trust's securities to the extent it had funds on hand available for the purposes at that time. If we determine that trust securities will be issued, this registration statement will be amended to add the trust or trusts as registrants, to provide additional information with respect to the trust securities, the debt securities to be issued to the trust and the guarantees. The trust agreement and guarantee forms would also be filed as exhibits.

            DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

GENERAL

    Support obligations issued under this prospectus may include guarantees and letters of credit that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder's primary security afforded by the related support obligation.

    The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement.

    Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. No document or instrument will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE Company, as our ultimate stockholder, causes us to

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engage in a highly leveraged transaction, reorganization,  restructuring, merger or similar transaction.

GUARANTEES

    Guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will generally include the following terms and conditions, plus any different or additional terms specified in the accompanying prospectus supplement.

    The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

    We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

LETTERS OF CREDIT

    The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

    Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

    The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

                                  ERISA MATTERS

     We (and our affiliates) provide services to many employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include assets of such plans (collectively, "Plans"). We and our affiliates may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). "Prohibited transactions" within the meaning of ERISA and the Code may result if any of the securities are acquired by a Plan as to which we or any of our affiliates is a party in interest, unless such securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the security. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60
(for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Accordingly, each purchaser and each transferee using the assets of a Plan subject to ERISA or Section 4975 of the Code to acquire the securities will be deemed to have represented that the acquisition and continued holding of the securities will be covered by a Department of Labor prohibited transaction class exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the securities shall be deemed to have represented that such purchase and holding is not prohibited under applicable Similar Laws or rules. Any employee benefit plan or other entity to which such provisions of ERISA, the Code or any Similar Laws apply proposing to acquire the securities should consult with its legal counsel. The sale of the securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                 LEGAL OPINIONS

    Unless otherwise specified in the prospectus supplement accompanying this prospectus, Alan M. Green, General Counsel, Corporate Treasury and Assistant Secretary of GECC will provide an opinion for us regarding the validity of the securities and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 will provide an opinion for the underwriters, agents or dealers. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company's common stock.

                                     EXPERTS

    The consolidated financial statements and schedule of GECC as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated herein by reference from GECC's Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

    The report of KPMG LLP on the consolidated financial statements and schedule is dated February 10, 2006.

    The report of KPMG LLP on the consolidated financial statements and schedule refers to a change in 2004 and 2003 in the method of accounting for variable interest entities.








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



====================================================       ===================================================


You should rely only on the  information  contained
in this  document or that we have referred you to.
We have not authorized anyone else to provide you
with information that is different.  We are not                            U.S. $800,000,000
making an offer of these securities in any state
where the offer is not permitted.  The information
in this document is current only as of the date of                          GENERAL ELECTRIC
this document, regardless of the time of delivery                         CAPITAL CORPORATION
of this document or any sale of the securities.
                                                                               GUARANTEE

             ------------------------                                   ------------------------

                                                                         PROSPECTUS SUPPLEMENT

                 TABLE OF CONTENTS                                      ------------------------
                                            PAGE
                                            ----
               PROSPECTUS SUPPLEMENT

Where You Can Get More Information on GECC..S-3
The Company.................................S-3
Introduction................................S-4
Background and Reasons for the Proposed
  Amendments................................S-5
Description of the Proposed Amendments......S-6
The Solicitation............................S-8
Description of the GECC Guarantee..........S-12
Conditions to the Solicitation and the
  Offering of the GECC Guarantee...........S-13
Plan of Distribution.......................S-14
Certain Federal Income Tax Consequences....S-14
Legal Opinion..............................S-16
Annex A.......................................1


                    PROSPECTUS

About This Prospectus.........................1
Risk Factors..................................2
Where You Can Get More
    Information on GECC.......................2
The Company...................................2
Use of Proceeds...............................3
Plan of Distribution..........................4
Securities Offered............................5
Description of Debt Securities................6
Description of the Preferred Stock...........14
Description of Trust Issued Preferred or
    Capital Securities.......................19
Description of Support Obligations and
    Interests Therein........................19
ERISA Matters................................21
Legal Opinions...............................22
Experts......................................22


                                                                              JUNE 9, 2006

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